Exhibit 99.1

Boston Private Financial Holdings Reports First Quarter 2011 Results

Boston, MA - April 26, 2011 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today reported a first quarter 2011 GAAP Net Loss Attributable to the Common Shareholder of $425 thousand, compared to a $10.3 million net loss in the fourth quarter of 2010. BPFH reported a first quarter 2011 GAAP net loss per share of $0.01 compared to a $0.14 GAAP net loss per share in the fourth quarter of 2010.

“We continued to see encouraging progress in the first quarter from our ongoing efforts to manage credit, work down problem assets, and reduce the risk profile of our loan book,” said CEO and President Clay Deutsch. “Our overall problem loans declined, our key capital ratios strengthened, and we reported a substantially lower loan loss provision of $13.4 million, 60% below each of the prior two quarters.

“While we continued to improve our risk profile, our core business reflected growth in our client-centered Private Banking and Wealth Management businesses. Loan balances were flat as we deliberately decreased the commercial real estate and construction exposure, but residential mortgage and commercial and industrial balances remained strong at an annualized growth rate of 9%. We continued to expand our core client base. We also received stronger contribution from our Wealth Management businesses.

“Finally,” Mr. Deutsch concluded, “we were extremely pleased that we received the necessary regulatory approval of our previously announced bank integration within 60 days of filing our applications, as previously reported. The process of bringing our banks together into a single, high performing Private Bank is well underway, and we are hitting all of our merger integration milestones at or ahead of schedule.”

Key Financials (Note: All comparisons relate only to continuing operations).

•
Revenue for the first quarter was $73.8 million, a decrease of $2.6 million, or 3%, from $76.4 million on a linked quarter basis. Revenues were up 3% from $71.7 million compared to the same period in 2010.

◦
Net Interest Income for the first quarter was $43.7 million, a decrease of $1.2 million, or 3%, from $45 million on a linked quarter basis. Net Interest Income was down 1% from $44.3 million compared to the same period in 2010.

◦
Fee Income (Investment Management, Wealth Advisory and Other Private Banking Fees) for the first quarter was $27.4 million, an increase of $0.7 million, or 2%, from $26.7 million on linked quarter basis. Fee Income was up 8% from $25.4 million compared to the same period in 2010.

•	Net Interest Margin for the first quarter was 3.18%, flat on both a linked quarter basis and compared to the same period in 2010.

•
Operating Expenses for the first quarter were $61.7 million, a decrease of $1.5 million, or 2%, from $63.2 million on a linked quarter basis. Operating Expenses were up 10% from $56 million in the same period in 2010.

•
Tangible Common Equity/Tangible Assets (“TCE/TA”) at the end of the first quarter was 6.62%, up 28 basis points from 6.34% as of the end of the fourth quarter, and up 30 basis points from 6.32% compared to the same period in 2010.

•
Total Balance Sheet Assets as of the end of the first quarter were $6.1 billion, a decrease of $171 million, or 3%, from $6.2 billion as of the end of the fourth quarter and down 1% from $6.0 billion as of the end of the same period in 2010.

•
Provision for Loan Losses for the first quarter was $13.4 million, a decrease of $19.2 million, or 59%, from $32.6 million on a linked quarter basis, and up 75% from $7.6 million for the same period in 2010.

•
Allowance for Loan Losses as a percentage of Total Loans as of the end of the first quarter was 2.25%, up 5 basis points from 2.20% as of the end of the fourth quarter, and up 57 basis points from 1.68% compared to the same period in 2010.

“Our first quarter Operating Expenses included $2 million of restructuring charges due to our bank integration,” said David Kaye, Chief Financial Officer. “These charges account for 30% of the $6.5 million we expect to realize for integration costs between now and the first quarter of 2012.”

Total Loans were flat at $4.5 billion on a linked quarter basis, and were up 2% from $4.4 billion compared to the same period in 2010. Total Deposits increased 1% on both a linked quarter basis and compared to the same period in 2010 at $4.5 billion.

Non-Performing Loans as a percentage of Total Loans was 2.50% as of the end of the first quarter, up from 2.39% as of the end of the fourth quarter of 2010. Net Charge-offs for the first quarter 2011 were $11.5 million, which represented approximately 26 basis points of Total Loans, compared to $34.2 million of Net Charge-offs during the fourth quarter 2010, or 76 basis points of Total Loans. Past Due Loans (30-89 days) as a percentage of Total Loans increased 28 basis points on a linked quarter basis to 83 basis points.

Total Assets Under Management/Advisory (“AUM”) increased 1%, or $623 million, to $20.2 billion in the first quarter. Total AUM was up 10% compared to the same period in 2010. The Company experienced first quarter net AUM inflows of $36 million, as compared to $69 million of net inflows in the prior quarter.

Dividend Payments
Concurrent with the release of the first quarter 2011 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is May 16, 2011 and the payment date is May 30, 2011.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, such as the TCE/TA ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.  A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Conference Call
Management will hold a conference call at 8:00 a.m. Eastern Time on Wednesday, April 27, 2011 to discuss the financial results in more detail. To access the call:

Dial In #: (866) 843-0890
International Dial In #: (412) 317-9250
Elite Entry Number: 0128082

Replay Information:
Available from Apr. 27 at 10 a.m. to May 5
Dial In #: (877) 344-7529
International Dial In #: (412) 317-0088
Conference Number: 450199

Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) is a national financial services organization comprised of affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through selective acquisitions and then expands by way of organic growth. Its business strategy is to empower its affiliates to serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance and risk management, legal, marketing, and operations.

For more information about BPFH, visit the Company's website at www.bostonprivate.com.

Note to Editors:
Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a locally operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.

###
CONTACT:
Jeanne Hess
Assistant Vice President, Investor Relations
Boston Private Financial Holdings, Inc.
(617) 912-3798
jhess@bostonprivate.com

John Hartz
Sloane & Company
857-598-4779
jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in assumptions or unanticipated factors adversely affecting the timing, among other matters, of expenses or cost savings relating to or resulting from the consolidation of the Company's banking subsidiaries; adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; risks related to the identification and implementation of acquisitions; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

(In thousands, except per share data)	March 31, 2011	March 31, 2010	December 31, 2010
FINANCIAL DATA:
Total Balance Sheet Assets	$5,982,309	$6,034,392	$6,152,901
Total Equity	522,111	610,180	518,878
Cash and Investment Securities	1,196,316	1,327,776	1,338,238

Commercial and Industrial Loans	668,402	583,086	658,147
Commercial Real Estate Loans	1,649,487	1,646,993	1,698,086
Construction and Land Loans	126,408	295,831	150,702
Residential Mortgage Loans	1,714,530	1,541,629	1,673,934
Home Equity Loans	155,217	160,257	158,430
Other Consumer Loans	142,855	131,183	141,048
Total Loans	4,456,899	4,358,979	4,480,347

Loans Held for Sale	2,833	9,592	9,145
Other Real Estate Owned ("OREO")	11,497	16,238	12,925

Deposits	4,540,190	4,478,795	4,486,726
Borrowings	815,737	836,240	1,027,925

Book Value Per Common Share	$6.03	$6.54	$6.04
Market Price Per Share	$7.07	$7.37	$6.55

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	$3,670,000	$3,582,000	$3,592,000
Investment Managers	8,437,000	7,329,000	8,140,000
Wealth Advisory	8,085,000	7,445,000	7,836,000
Less: Inter-company Relationship	(20,000)	(18,000)	(19,000)
Assets Under Management and Advisory	$20,172,000	$18,338,000	$19,549,000

FINANCIAL RATIOS:
Total Equity/Total Assets	8.73%	10.11%	8.43%
Tangible Common Equity/Tangible Assets (2)	6.62%	6.32%	6.34%
Allowance for Loan Losses/Total Loans	2.25%	1.68%	2.20%
Allowance for Loan Losses/Non-Accrual Loans	90%	86%	93%

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,	Dec 31,
OPERATING RESULTS:	2011	2010	2010
Net Interest Income	$43,711	$44,311	$44,953
Investment Management and Trust Fees:
Private Banking	5,863	5,716	5,744
Investment Managers	10,118	9,159	9,682
Total Investment Management and Trust Fees	15,981	14,875	15,426
Total Wealth Advisory Fees	10,072	9,257	9,787
Other Private Banking Fees	1,335	1,271	1,513
Total Fees	27,388	25,403	26,726
Gain/(Loss) on Sale of Loans, net	385	457	3,578
Other Revenue, Gains and (Losses), net (3)	2,321	1,568	1,108
Total Fees and Other Income	30,094	27,428	31,412
Total Revenue	73,805	71,739	76,365

Provision for Loan Losses	13,350	7,615	32,551

Salaries and Employee Benefits	36,772	33,849	36,084
Occupancy and Equipment	7,343	6,786	7,254
Professional Services	5,184	4,844	5,470
FDIC Insurance	2,236	2,087	2,113
Restructuring	1,982	—	—
Other Operating Expenses (4)	8,188	8,466	12,256
Total Operating Expense	61,705	56,032	63,177

Income/(Loss) from Continuing Operations, before Tax	(1,250)	8,092	(19,363)
Income Tax Expense/(Benefit)	(178)	2,337	(8,172)
Discontinued Operations, Net of Tax (1)	1,670	36	1,917
Less: Net Income Attributable to the Noncontrolling Interest	747	685	684
Net Income/(Loss) Attributable to the Company	$(149)	$5,106	$(9,958)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,	Dec 31,
PER SHARE DATA:	2011	2010	2010
Calculation of Income/(Loss) for EPS:
Net Income/(Loss) from Continuing Operations	$(1,072)	$5,755	$(11,191)
Less: Net Income Attributable to Noncontrolling Interests	747	685	684
Net Income/(Loss) from Continuing Operations Attributable to the Company	$(1,819)	$5,070	$(11,875)
Adjustments to Net Income/(Loss) Attributable to the Company to Arrive at Net Income/(Loss) Attributable to Common Shareholders (5)	(276)	(3,468)	(300)
Net Income/(Loss) from Continuing Operations Attributable to the Common Shareholders	$(2,095)	$1,602	$(12,175)
Net Income/(Loss) from Discontinued Operations	$1,670	$36	$1,917
Net Income/(Loss) Attributable to the Common Shareholder	$(425)	$1,638	$(10,258)

Dividends Paid on Series B Preferred Stock for Diluted EPS	—	73	—

Calculation of Average Shares Outstanding:
Weighted Average Basic and Diluted Shares	74,671	67,870	74,371
Weighted Average Diluted	74,671	76,474	74,371

Earnings/(Loss) per Share - Basic and Diluted
Earnings/(Loss) per Share from Continuing Operations	$(0.03)	$0.02	$(0.16)
Income/(Loss) per Share from Discontinued Operations	$0.02	$—	$0.02
Earnings/(Loss) per Share	$(0.01)	$0.02	$(0.14)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data) (Unaudited)

	Average Balance			Interest Income/Expense			Average Yeild/Rate
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31,	March 31,	Dec 31,	March 31,	March 31,	Dec 31,	March 31,	March 31,	Dec 31,
AVERAGE BALANCE SHEET:	2011	2010	2010	2011	2010	2010	2011	2010	2010
AVERAGE ASSETS
Earning Assets
Cash and Investments (6)	$1,331,795	$1,430,142	$1,303,356	$5,160	$6,420	$5,518	1.55%	1.80%	1.69%
Loans (7)
Commercial and Construction (6)	2,446,178	2,592,771	2,568,964	32,316	37,587	34,920	5.32%	5.76%	5.35%
Residential Mortgage	1,685,001	1,511,547	1,660,775	18,729	18,886	19,183	4.45%	5.00%	4.61%
Home Equity and Other Consumer	296,259	220,852	300,273	2,867	2,459	3,064	3.90%	4.48%	4.02%
Total Earning Assets	5,759,233	5,755,312	5,833,368	59,072	65,352	62,685	4.12%	4.52%	4.25%
Allowance for Loan Losses	99,667	69,760	99,025
Cash and due From Banks (Non-Interest Bearing)	33,565	12,338	32,516
Other Assets	454,922	503,447	441,632
TOTAL AVERAGE ASSETS	$6,148,053	$6,201,337	$6,208,491
AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$542,011	$517,584	$608,474	375	$592	$454	0.28%	0.46%	0.30%
Money Market	1,858,645	1,646,046	1,814,159	2,814	3,921	3,718	0.61%	0.97%	0.81%
Certificates of Deposits	1,084,494	1,419,511	1,183,250	3,461	6,116	3,877	1.29%	1.75%	1.30%
Total Deposits	3,485,150	3,583,141	3,605,883	6,650	10,629	8,049	0.77%	1.20%	0.89%
Junior Subordinated Debentures	193,645	193,645	193,645	1,892	2,490	2,523	3.91%	5.14%	5.21%
FHLB Borrowings and Other	698,034	676,331	685,208	4,913	6,140	5,293	2.82%	3.63%	3.02%
Total Interest-Bearing Liabilities	4,376,829	4,453,117	4,484,736	13,455	19,259	15,865	1.24%	1.74%	1.40%
Non-interest Bearing Demand Deposits	1,117,347	1,010,766	1,063,592
Payables and Other Liabilities	114,203	87,795	112,406
Total Liabilities	5,608,379	5,551,678	5,660,734
Redeemable Non-Controlling Interest	19,891	30,281	19,070
Stockholders' Equity	519,783	619,378	528,687
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS' EQUITY	$6,148,053	$6,201,337	$6,208,491
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)				$45,617	$46,093	$46,820
FTE Adjustment (6)				1,906	1,782	1,867
Net Interest Income (GAAP Basis)				$43,711	$44,311	$44,953
Interest Rate Spread							2.88%	2.78%	2.85%
Net Interest Margin							3.18%	3.18%	3.18%
OPERATING RATIOS:
Return on Average Equity	(0.11%)	3.30%	(7.53%)
Return on Average Assets	(0.01%)	0.33%	(0.64%)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data) (Unaudited)

LOAN DATA AND CREDIT QUALITY (8):	March 31,	March, 31	Dec 31,
	2011	2010	2010
Commercial and Industrial Loans:
New England	$513,875	$409,851	$500,745
Northern California	60,884	81,366	61,613
Southern California	54,284	50,193	53,447
Pacific Northwest	39,508	42,092	42,522
Eliminations and other, net	(149)	(416)	(180)
Total Commercial and Industrial Loans	$668,402	$583,086	$658,147
Commercial Real Estate Loans
New England	$644,092	$552,401	$624,924
Northern California	728,040	857,126	797,460
Southern California	179,996	176,749	181,479
Pacific Northwest	97,359	60,717	94,223
Total Commercial Real Estate Loans	$1,649,487	$1,646,993	$1,698,086
Construction and Land Loans:
New England	$71,623	$112,099	$80,021
Northern California	40,245	150,884	55,284
Southern California	2,441	7,177	1,840
Pacific Northwest	12,099	25,671	13,557
Total Construction and Land Loans	$126,408	$295,831	$150,702
Residential Mortgage Loans:
New England	$1,196,954	$1,126,290	$1,181,399
Northern California	305,567	228,143	293,622
Southern California	161,469	142,247	153,102
Pacific Northwest	50,540	44,949	45,811
Total Residential Mortgage Loans	$1,714,530	$1,541,629	$1,673,934
Home Equity Loans:
New England	$91,573	$96,227	$95,195
Northern California	54,182	53,796	52,854
Southern California	4,308	5,832	4,412
Pacific Northwest	5,154	4,402	5,969
Total Home Equity Loans	$155,217	$160,257	$158,430
Other Consumer Loans:
New England	$110,242	$86,378	$104,259
Northern California	17,274	27,239	20,317
Southern California	12,259	12,969	13,242
Pacific Northwest	1,069	1,357	1,130
Eliminations and other, net	2,011	3,240	2,100
Total Other Consumer Loans	$142,855	$131,183	$141,048
Total Loans
New England	$2,628,359	$2,383,246	$2,586,543
Northern California	1,206,192	1,398,554	1,281,150
Southern California	414,757	395,167	407,522
Pacific Northwest	205,729	179,188	203,212
Eliminations and other, net	1,862	2,824	1,920
Total Loans	$4,456,899	$4,358,979	$4,480,347

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data) (Unaudited)

	March 31,	March 31,	Dec 31,
	2011	2010	2010
Allowance for Loan Losses:
New England	$33,864	$28,125	$32,938
Northern California	45,628	23,986	46,117
Southern California	14,311	12,504	12,375
Pacific Northwest	6,479	8,647	6,973
Total Allowance for Loan Losses	$100,282	$73,262	$98,403
Special Mention Loans:
New England	$56,737	$38,463	$70,114
Northern California	36,779	32,700	74,991
Southern California	14,778	12,696	22,691
Pacific Northwest	15,369	19,360	19,819
Total Special Mention Loans	$123,663	$103,219	$187,615
Accruing Classified Loans (9):
New England	$25,422	$20,845	$19,745
Northern California	71,358	14,234	62,518
Southern California	20,045	14,145	6,802
Pacific Northwest	8,921	13,537	8,373
Total Accruing Classified Loans	$125,746	$62,761	$97,438
Non-accrual Loans:
New England	$23,314	$10,174	$25,172
Northern California	66,694	41,570	60,373
Southern California (10)	10,818	19,356	10,663
Pacific Northwest	10,410	16,979	10,783
Total Non-accrual Loans	$111,236	$88,079	$106,991
Other Real Estate Owned:
New England	$1,400	$1,050	$—
Northern California	7,301	8,482	10,207
Southern California	1,128	3,454	1,128
Pacific Northwest	1,668	3,252	1,590
Total Other Real Estate Owned	$11,497	$16,238	$12,925
Loans 30-89 Days Past Due and Accruing:
New England	$9,890	$14,939	$12,844
Northern California	26,043	—	11,219
Southern California	1,206	4,645	682
Pacific Northwest	—	7	—
Total Loans 30-89 Days Past Due and Accruing	$37,139	$19,591	$24,745
Loans Charged-off/(Recovered), Net for the Three Months Ended:
New England	$1,274	$1,038	$510
Northern California	11,289	1,789	33,957
Southern California	(1,086)	(855)	(118)
Pacific Northwest	(6)	825	(191)
Total Net Loans Charged-off	$11,471	$2,797	$34,158

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

(1)    In 2009, the Company completed the sale of its affiliates Boston Private Value Investors, Sand Hill Advisors, RINET, Gibraltar, and Westfield Capital Management. Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations.

(2)    The Company uses certain non-GAAP financial measures, such as the Tangible Common Equity to Tangible Assets ratio to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

A reconciliation from the Company's GAAP Total Equity to Total Assets ratio to the Non-GAAP Tangible Common Equity to Tangible Assets ratio is presented below:

The Company calculates Tangible Assets by adjusting Total Assets to exclude Goodwill and Intangible Assets.

The Company calculates Tangible Common Equity by adjusting Total Equity to exclude: the equity from the TARP funding, Goodwill and Intangible Assets, net and includes the difference between Redemption Value and value per ARB 51 for Redeemable Non-controlling Interests.

	March 31,	March 31,	Dec 31,
	2011	2010	2011
Total Balance Sheet Assets	$5,982,309	$6,034,392	$6,152,901
LESS: Goodwill and Intangible Assets, net	(149,388)	(148,788)	(151,212)
Tangible Assets (non-GAAP)	5,832,921	5,885,604	6,001,689
Total Equity	522,111	610,180	518,878
LESS: Goodwill and Intangible Assets, net	(149,388)	(148,788)	(151,212)
TARP Funding	—	(104,000)	—
ADD: Difference between Redemption Value of Non-controlling Interests and value under ARB 51	13,259	14,490	12,578
Total adjusting items	(136,129)	(238,298)	(138,634)
Tangible Common Equity (non-GAAP)	385,982	371,882	380,244
Total Equity/Total Assets	8.73%	10.11%	8.43%
Tangible Common Equity/Tangible Assets (non-GAAP)	6.62%	6.32%	6.34%

(3)    Other Revenue, Gains and (Losses), net, as presented in these tables include Gain on Sale of Investments, net; Gain on Sale of Oreo, net; and Other Miscellaneous Revenue.

(4)    Other Operating Expenses, as presented in these tables, include expenses related to Marketing and Business Development, Contract Services and Processing, Impairment Expense and Amortization of Intangibles.

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

(5)    Adjustments to Net Income Attributable to the Company to arrive at Net Income/(Loss) Attributable to the Common Shareholders, as presented in these tables, include decrease/ (increase) in Noncontrolling Interests Redemption Value; Dividends on Preferred Securities; Accretion of Discount on Series C Preferred Stock; and Accretion of Series B Preferred Stock Beneficial Conversion Feature.

(6)    Interest Income on Non-taxable Investments and Loans are presented on an FTE basis using the federal statutory rate.

(7)    Includes Loans Held for Sale and Non-accrual Loans.

(8)    The concentration of the Private Banking loan data and credit quality is based on the location of the lender. Net loans from the Holding Company to certain principals of the Company's affiliate partners, loans at the Company's non-banking segments, and inter-company loan eliminations are identified as “Eliminations and other, net”.

(9)    Accruing classified loans include loans that are classified as substandard but are still accruing interest income. The Banks may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonperforming at some time in the future.

(10)    Includes the non-strategic loans held for sale of $3.1 million, $1.5 million, at March 31, 2010, Dec 31, 2010, respectively. There were no non-strategic loans held for sale at March 31, 2011.